Exhibit 3(ii)

REGULATIONS

OF

LCNB CORP.

ARTICLE I

SEAL

The Board of Directors may from time to time adopt such seal or seals, if any, as they deem appropriate for the use of the Corporation in transacting its business.

ARTICLE II

SHAREHOLDERS

(a) Annual Meeting.  The annual meeting of the shareholders shall be held at the principal office of the Corporation, or at such other place either within or without the State of Ohio as may be specified in the notice required under paragraph (c) of this Article on a date between the fourth Tuesday in January and the fourth Tuesday in April of each year, at which time there shall be elected Directors to serve until the end of the term to which they are elected and until their successors are elected and qualified.  Any other business may be transacted at the annual meeting without specific notice of such business being given, except such business as may require specific notice by law.

(b) Special Meetings.  Special meetings of the shareholders may be called and held within or without the State of Ohio, as provided by law.

(c) Notice.  Notice of each annual or special meeting of the shareholders shall be given in writing either by the President, any Vice President, the Secretary, or any Assistant Secretary, not less than ten (10) days before the meeting.  Any shareholder may, at any time, waive any notice required to be given under these Regulations.

(d) Quorum.  The shareholders present in person or by proxy at any meeting shall constitute a quorum unless a larger proportion is required to take the action stated in the notice of the meeting, in which case, to constitute a quorum, there shall be present in person or by proxy the holders of record of shares entitling them to exercise the voting power required by the Articles of Incorporation of the Corporation or applicable law to take the action stated.

(e) Order of Business.  At all shareholders' meetings the order of business shall be as follows unless changed by a majority vote:

1. Reading of minutes of previous meeting and acting thereon;

2.  Reports of Directors and Committees;

3. Financial report or statement;

4. Reports from Chairman, President or other officers;

5. Unfinished business;

6.  Election of Directors;

7.  New or miscellaneous business;

8. Adjournment.

(f) Organization.  The Chairman of the Board shall preside at all meetings of the shareholders, but in his absence the President shall preside, and in his absence the shareholders shall elect another officer or a shareholder to so preside.  The Secretary of the Corporation shall act as Secretary of all meetings of the shareholders, but in the absence of the Secretary at any meeting of the shareholders, the presiding officer may appoint any person to act as Secretary of the meeting.

ARTICLE III

DIRECTORS

(a) Number.  The Board of Directors shall be composed of not less than five (5) nor more than fifteen (15) persons, as shall be fixed by the shareholders in accordance with applicable law, who shall be elected in accordance with the provisions of the Articles of Incorporation by action of the shareholders.  Any Director's office created by the Directors by reason of an increase in their number may be filled by action of a majority of the Directors then in office.

(b)  Changes.  The number of Directors fixed in accordance with the immediately preceding paragraph may also be increased or decreased by the Directors at a meeting or by action in writing without a meeting, and the number of Directors as so changed shall be the number of Directors until further changed in accordance with this Section; provided, that no such decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director; and provided, further, that the number of Directors shall not be increased by the Directors to more than three Directors beyond the number of Directors as fixed at the most recently held meeting of shareholders called for the purpose of electing Directors.

(c) Nominations.  Nominations for the election of Directors may be made by the Board of Directors or a proxy committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of Directors generally.   However, any shareholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (1) with respect to an election to be held at an annual meeting of shareholders, 45 days in advance of the corresponding date for the date of the preceding year's annual meeting of shareholders, and (2) with respect to an election to be held at a special meeting of shareholders for the election of Directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders.  Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and (d) the consent of each nominee to serve as a Director of the Corporation if so elected.  The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

(d) Age Limitation.  No person shall be eligible to stand as a candidate for election as a member of the Board of Directors who has passed his or her 75th birthday.  The foregoing age limitation shall not apply to persons who are members of the Board of Directors as of the date of adoption of these Regulations.

(e) Vacancies.  Vacancies in the Board of Directors shall be filled as provided by the laws of the State of Ohio then in effect.

(f) Time of Meeting.  The Board of Directors shall meet at the principal office of the Corporation, at least annually, immediately following the annual meeting of the shareholders, but the Directors shall have the authority to change the time and place of such meeting by the adoption of By-Laws or by resolution.

(g) Call and Notice.  Meetings of the Board of Directors other than the annual meeting may be called at any time by the Chairman of the Board and shall be called by the Chairman upon the request of two members of the Board.  Such meetings may be held at any place within or without the State of Ohio.  Notice of the annual meeting need not be given and each director shall take notice thereof, but this provision shall not be held to prevent the giving of notice in such manner as the Board may determine.  The Board shall decide what notice shall be given and the length of time prior to the meetings that such notice shall be given of all other meetings.  Any meeting at which all of the directors are present shall be a valid meeting whether notice thereof was given or not and any business may be transacted at such a meeting.

(h) Presence Through Communications Equipment.  Meetings of the Board of Directors, and meetings of any Committee thereof, may be held through any communications equipment if all persons participating can hear each other, and participation in a meeting pursuant to this subparagraph (h) shall constitute presence at such a meeting.

(i) By Laws.  The Board of Directors may adopt By Laws for their own government and that of the Corporation provided such By Laws are not inconsistent with the Articles of Incorporation or these

Regulations.

ARTICLE IV

COMMITTEES

The Board of Directors may, by resolution, designate not less than three (3) of its number to serve on an Executive Committee or such other committee or committees as the Board may from time to time constitute.  The Board of Directors may delegate to any such Executive Committee any of the authority of the Directors, however conferred, other than that of filling vacancies among the Directors or in any committee of the Directors and to incur debts, excepting for current expenses, unless specifically authorized.  The specific duties and authority of any such committee or committees shall be stated in the resolution constituting the same.

ARTICLE V

OFFICERS

(a) Number.  The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer.  Any two or more of the offices may be held by the same persons, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged or verified by two or more officers.

(b) Other Officers.  The Board of Directors is authorized in its discretion to establish the office of Executive Vice President, and shall have the further power to provide for such other officers, assistant officers and agents as it shall deem necessary from time to time and may dispense with any of said offices and agencies at any time.

(c) Election, Term and Removal.  At the first meeting of the Board of Directors after the annual meeting of shareholders, the Board shall select one of its members by a majority vote to be Chairman of the Board and shall select one of its members by a majority vote to be President of the Corporation.  It shall also select all other officers of the Corporation by a majority vote, but none of such other officers shall be required to be members of the Board, except the Chairman of the Board and President.  All officers of the

Corporation shall hold office for one year and until their successors are elected and qualified.

(d) Vacancies and Absence.  If any office shall become vacant by reason of the death, resignation, disqualification, or removal of the incumbent thereof, or other cause, the Board of Directors may elect a successor to hold office for the unexpired term in respect to which such vacancy occurred or was created.  In case of the absence of any officer of the Corporation or for any reason that the Board of Directors may determine as sufficient, the said Board may delegate the powers and duties of such officer to any other officer or to any director, except where otherwise provided by these Regulations or by statute, for the time being.

ARTICLE VI

DUTIES OF OFFICERS

(a) Chairman of the Board.  The Chairman of the Board of Directors shall preside at all meetings of the Board and of the shareholders, appoint all special or other committees unless otherwise ordered by the Board, confer with and advise all other officers of the Corporation, and perform such other duties as may be delegated to him from time to time by the Board.

(b) President.  The President shall be the Chief Executive Officer and active head of the Corporation, and in the recesses of the Board of Directors and the Executive Committee, if the Board establishes such a committee, shall have general control and management of all its business and affairs.  He shall make such recommendations to the Board of Directors, or any committees thereof, as he thinks proper, and he shall bring before said Board such information as may be required touching the business and property of the Corporation.  He shall perform generally all the duties incident to the office of President, as required or authorized by law and such as are usually vested in the President of a similar corporation.

(c) Vice Presidents.  The Vice Presidents, including the Executive Vice President, if the Board establishes such office, shall perform such duties as may be delegated to them by the Board of Directors, or assigned to them from time to time by the Board of Directors or the President.  The Executive Vice President, if the Board establishes such office, or the Vice President, or in the event there shall be more than one Vice President, such Vice President as may be designated by the Board, shall perform the duties and have the powers of the President in case of the absence of the latter from his office, and during such absence such Vice President shall be authorized to exercise all the functions of the President and shall sign all papers and perform all duties as acting President.

(d) Secretary.  The Secretary shall keep a record of all proceedings of the Board of Directors, and of all meetings of shareholders, and shall perform such other duties as may be assigned to him by the Board of Directors or the President.

(e) Treasurer.  The Treasurer shall have charge of the funds and accounts of the Corporation and shall keep proper books of account showing all receipts, expenditures and disbursements of the Corporation, with vouchers in support thereof.  The Treasurer shall also from time to time, as required, make reports and statements to the Directors as to the financial condition of the Corporation, and submit detailed statements of receipts and disbursements; he shall perform such other duties as shall be assigned to him from time to time by the Board of Directors or the President.

(f) Bonds of Officers.  The Board of Directors shall determine which officers, if any, of the Corporation shall give bond, and the terms and amount thereof, the expense to be paid by the Corporation.

ARTICLE VII

INDEMNIFICATION

The Corporation shall indemnify each director and each officer of the Corporation, and each person employed by the Corporation who serves at the written request of the Chairman or President of the

Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise, to the full extent permitted by Ohio law.  The term "officer" as used in this Article VII shall include the Chairman of the Board, the President, each Vice President, the Treasurer, the Secretary, the Controller, the Auditor, the Counsel and any other person who is specifically designated as an "officer" within the operation of this Article VII by action of the Board of Directors.  The Corporation may indemnify assistant officers, employees and others by action of the Board of Directors to the extent permitted by Ohio law.

ARTICLE VIII

STOCK

(a) Certificates of Stock.  Each shareholder of this Corporation whose stock has been fully paid for shall be entitled to a certificate or certificates, showing the number of shares registered in his or her name on the books of the Corporation.  Each certificate shall be signed by the Chairman of the Board or the President or any Vice President and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer.  A full record of each certificate, as issued, shall be entered on the stub thereof.

(b) Transfers of Stock.  Shares shall be transferable on the books of the Corporation by the holders thereof in person or by a duly authorized attorney upon surrender of the Certificates therefor with duly executed assignment endorsed thereon or attached thereto.  Evidence of authority to endorse any certificate and to request its transfer shall be produced to the Corporation.  In case of transfer by executors, administrators, guardians or other legal representatives or fiduciaries, appropriate legal evidence of their authority to act shall be produced and may be required to be filed with the Corporation.  No transfer shall be made until the stock certificate in question and such evidence of authority are delivered to the Corporation.

(c) Transfer Agents and Registrars.   The Board of Directors may appoint an agent or agents to keep the records of the shares of the Corporation, or to transfer or to register shares, or both, in Ohio or any other state and shall define the duties and liabilities of any such agent or agents.

(d) Lost, Destroyed or Mutilated Certificates.  If any certificate of stock in this Corporation becomes worn, defaced or mutilated, the Directors, upon production and surrender thereof, may order the same cancelled, and may issue a new certificate in lieu of the same.  If any certificate of stock be lost or destroyed, a new certificate may be issued upon such terms and under such regulations as may be adopted by the Board of Directors.

ARTICLE IX

AMENDMENTS

These Regulations, or any of them, may be altered, amended, added to or repealed as provided by law and the Articles of Incorporation of the Corporation.